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                                                                    Exhibit 5(a)


                            [PERKNS COIE LETTERHEAD]

                                  May 30, 1996

Alaska Air Group, Inc.
19300 Pacific Highway South
Seattle, Washington  98188

Alaska Airlines, Inc.
19300 Pacific Highway South
Seattle, Washington  98188

        RE:    REGISTRATION OF $182,250,000 OF SECURITIES OF
               ALASKA AIR GROUP, INC. AND ALASKA AIRLINES, INC.

Gentlemen and Ladies:

         This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $182,250,000 aggregate offering amount of (i) convertible debt securities of Alaska Air Group, Inc., a Delaware corporation ("Air Group"), (ii) debt securities of Alaska Airlines, Inc., an Alaska corporation ("Alaska"), and associated guarantees of Air Group,
(iii) equipment trust certificates of Alaska and associated guarantees of Air Group (collectively, the "Securities"), and (iv) common stock of Air Group (the "Shares").

         We have examined the Registration Statement on Form S-3 of Air Group and Alaska with respect to the Securities and the Shares (the "Registration Statement"), the indentures relating to the Securities (each an "Indenture"), and such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, with respect to each series of the Securities, we advise you that in our opinion, when the following events have occurred:

        (a)    The Registration Statement has become effective under the Act;

        (b) All due corporate authorization by Air Group's Board of Directors of the issuance and sale of the Securities and of the terms of each series of Securities to be issued by Air Group has been obtained;


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Alaska Air Group, Inc.
Alaska Airlines, Inc.
May 30, 1996
Page 2

         (c) All due corporate authorization by Alaska's Board of Directors of the issuance, sale and terms of each series of Securities to be issued by Alaska has been obtained;

         (d) The terms of the series of Securities and their issuance and sale have been duly established in conformity with the Indenture related thereto so as not to violate any applicable law, agreement or instrument then binding on the issuer of such series;

         (e) The Securities of such series have been duly executed, authenticated and delivered to the Trustee and authenticated by the Trustee, all in accordance with the Indenture related thereto; and

         (f) The Securities of such series have been issued and sold as contemplated in the Registration Statement and in accordance with corporate and governmental authorities;

the Securities of such series will constitute in the hands of the holders thereof binding obligations of Air Group or Alaska, whichever shall be the issuer of such Securities.

        Based upon the first two paragraphs of this opinion letter, with respect to the Shares, we advise you that in our opinion, upon the happening of the following events:

         (a) due action by the Board of Directors of Air Group authorizing the issuance and sale of the Shares;

         (b)      effectiveness of the Registration Statement; and

         (c) due execution by Air Group and registration by its registrars of the Shares and the sale thereof as contemplated by the Registration Statement and in accordance with corporate and governmental authorities;

the Shares will be duly authorized for issuance and, when issued, will be validly issued, fully paid and nonassesable.




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Alaska Air Group, Inc.
Alaska Airlines, Inc.
May 30, 1996
Page 3

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the related Prospectus for each of the Securities and the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            PERKINS COIE

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